Exhibit 21.1

Jabil Circuit, Inc. Subsidiaries*

Ownership is 100% except where designated

Celebit Technology Private Limited (India)

Celetronix India Private Limited (India)

Celetronix Mauritius Limited (Mauritius)

Celetronix USA, Inc. (USA)

Digitek Electronics Ltd. (Hong Kong)

F-I Holding Co. (Cayman)

GET Manufacturing USA, Inc. (USA)

Green Point Industrial Co., Ltd., (British Virgin Islands)

Green Point International Holding (Cayman) Co., Ltd. (Cayman Islands)

Green Point (Tianjin) Electronic Technology Co., Ltd. (China) (Jabil indirectly owns 72% of this entity)

Green Point (Wuxi) Electronic Technology Co., Ltd. (China) (Jabil indirectly owns 72% of this entity)

Green Point (Tianjin) Plastic Co., Ltd. (China)

Green Point Precision (Nanjing) Co., Ltd. (China)

Green Point Precision Components Co., Ltd. (Taiwan) (Jabil indirectly owns 72% of this entity)

Green Point (Tianjin) Precision Electronic Co., Ltd. (China)

Green Point (Yantai) Precision Electronic Co., Ltd. (China)

Green Point Precision [M] Sdn, Bhd. (Malaysia)

Green Point Technology (ShenZhen) Co., Ltd. (China)

Green Point (Suzhou) Technology Co., Ltd. (China)

Green Point Technology (Wuxi) Co., Ltd. (China)

Green Prosperity Co., Ltd. (British Virgin Islands) (Jabil indirectly owns 72% of this entity)

Jabil (Mauritius) Holdings Ltd. (Mauritius)

Jabil Advanced Mechanical Solutions de Mexico, S de RL de C.V. (Mexico) (Jabil indirectly owns 51% of this entity)

Jabil Advanced Mechanical Solutions, Inc. (USA) (Jabil directly owns 51% of this entity)

Jabil AMS, LLC (USA) (Jabil indirectly owns 51% of this entity)

Jabil Assembly Poland sp. z.o.o. (Poland)

Jabil C.M. S.r.l. (Italy)

Jabil (BVI) II Ltd. (British Virgin Islands)

Jabil Circuit, LLC (USA)

Jabil Circuit (Beijing) Co. Ltd. (China)

Jabil Circuit (BVI) Inc. (British Virgin Islands)

Jabil Circuit (Guangzhou) Ltd. (China)

Jabil Circuit (Shanghai) Co. Ltd. (China)

Jabil Circuit (Singapore) Pte. Ltd. (Singapore)

Jabil Circuit (Suzhou) Ltd. (China)

Jabil Circuit (Wuxi) Co. Ltd. (China)

Jabil Circuit Austria GmbH (Austria)

Jabil Circuit Belgium N.V. (Belgium)

Jabil Circuit Bermuda Ltd. (Bermuda)

Jabil Circuit Cayman L.P. (Cayman Islands)

Jabil Circuit Chihuahua, LLC (USA)

Jabil Circuit China Limited (Hong Kong)

Jabil Circuit China Manufacturing Ltd. (Guernsey)

Jabil Circuit de Chihuahua, S de RL de C.V. (Mexico)

Jabil Circuit de Mexico, S de RL de C.V. (Mexico)

Jabil Circuit Financial, Inc. (USA)

Jabil Circuit Financial II, Inc. (USA)

Jabil Circuit French Holdings, SAS (France)

Jabil Circuit GmbH (Germany)

Jabil Circuit Guadalajara, LLC (USA)

Jabil Circuit Guangzhou Holding (BVI) Inc. (British Virgin Islands)

Jabil Circuit Holdings GmbH (Germany)

Jabil Circuit Holdings Ltd (United Kingdom)

Jabil Circuit Hong Kong Limited (Hong Kong)

Jabil Circuit Hungary Contract Manufacturing Services Ltd. (Hungary)

Jabil Circuit India Private Limited (India)

Jabil Circuit Investment (China) Co., Ltd (China)

Jabil Circuit Italia, S.r.l. (Italy)

Jabil Circuit Limited (United Kingdom)

Jabil Circuit Luxembourg II, S.a.r.l. (Luxembourg)

Jabil Circuit Luxembourg, S.a.r.l. (Luxembourg)

Jabil Circuit Netherlands B.V. (Netherlands)

Jabil Circuit of Michigan, Inc. (USA)

Jabil Circuit of Texas, LP (USA)

Jabil Circuit Poland sp z o.o. (Poland)

Jabil Circuit Real Estate GmbH (Germany)

Jabil Circuit Reynosa, LLC (USA)

Jabil Circuit de Reynosa S de RL de C.V. (Mexico)

Jabil Circuit Sdn. Bhd. (Malaysia)

Jabil Circuit Services Ltd. (Hong Kong)

Jabil Circuit Technology LLC (Cayman Islands)

Jabil Circuit U.K., Limited (United Kingdom)

Jabil Circuit Ukraine Limited (Ukraine)

Jabil Circuit, SAS (France)

Jabil Defense and Aerospace Services LLC (USA)

Jabil do Brasil Industria Eletroeletronica Ltda. (Brazil)

Jabil Global Services de Mexico, S.A. de C.V. (Mexico)

Jabil Global Services, Ltd. (Ireland)

Jabil Global Services, Inc. (USA)

Jabil Global Services Netherlands B.V. (Netherlands)

Jabil Global Services Poland sp z.o.o. (Poland)

Jabil Hungary LP Services, LLC

Jabil Industrial do Brasil Ltda (Brazil)

Jabil Japan, Inc. (Japan)

Jabil Korea Limited (Korea)

Jabil Luxembourg Manufacturing S.a.r.l (Luxembourg)

Jabil MPC, LLC (USA)

Jabil Netherlands B.V. (Netherlands)

Jabil Real Estate Ukraine LLC (Ukraine)

Jabil Sdn Bhd (Panyu) Ltd. (Malaysia)

Jabil Texas Holdings, LLC (USA)

Jabil Turkey Electric Electronic Trade, LLC (Turkey)

Jabil Vietnam Company Limited (Vietnam)

Jabil, LLC (Russian Federation)

JP Danshui Holding (BVI) Inc. (BVI)

Sypro Optics GmbH (Germany)

Taiwan Green Point Enterprises Co., Ltd (Taiwan)

Taiwan Green Point Enterprises Co., Ltd., (British Virgin Islands)

Universal (Tianjin) Mold & Plastic Co., Ltd. (China)

Westing Green (Tianjin) Plastic Co., Ltd (China)

*	Jabil Circuit, Inc. subsidiaries list as of August 31, 2011, not including certain immaterial subsidiaries dissolved prior to August 31, 2011.